Certificate of Analysis

Sample Name:	Green Crack
Tested for:	Battle Mountain Genetics
Sample ID:	170814T017
Date Submitted:	08/15/2017
Sample Type:	Flower

Total Sample Weight: 1 Gram

Cannabinoid Test Results

Cannabinoid analysis utilizing High Performance Liquid Chromatography (HPLC, QSP 5-4-4-4)

Cannabinoid Summary

Total THC	Δ9THC+THCa	21.91 %
Total Potential Δ9THC	192.97 mg/g	19.30 %
Total CBD	CBD+CBDa	0.07 %
Total Potential CBD	0.61 mg/g	0.06 %

Full Canabinoid Profile

THC	0.63 %
THCa	21.28 %
CBD	ND
CBDa	0.07 %
CBN	ND
CBDV	ND
CBDVa	ND
CBG	0.08 %
CBGa	1.42 %
THCV	ND
Δ8 - THC	ND
CBC	0.02 %
Total Active Cannabinoids:	23.50 %

Pesticide Test Results

Pesticide, Fungicide and plant growth regulator analysis utilizing HPLC-Mass Spectrometry

		Reporting Limit
Acequinocyl	Not Detected	1
Abamectin	Not Detected	0.25
Bifenezate	Not Detected	0.1
Daminozide	Not Detected	0.5
Fenoxycarb	Not Detected	0.1
Imidacloprid	Not Detected	0.2
Myclobutanil	Not Detected	0.1
Paclobutrazol	Not Detected	0.2
Pyrethrins	Not Detected	0.5
Spinosad	Not Detected	0.1
Spiromesifen	Not Detected	0.1
Spirotetramat	Not Detected	0.1

Microbiological Test Results

3M Petrifilm and plate counts for microbiological contamination

Total Yeast and Mold	40000 cfu/g	E. coli	ND
Pseudomonas	ND	Coliforms	<100 cfu/g
Total Aerobic Plate Count	20000 cfu/g	Salmonella	ND

Terpene Test Results

Terpene analysis utilizing Gas Chromatography - Flame Ionization Detection (GC - FID)

	mg/g / %		mg/g / %
α Bisabolol	N/A	α Terpinene	N/A
α Pinene	N/A	Linalool	N/A
3 Carene	N/A	Limonene	N/A
Borneol	N/A	Myrcene	N/A
β Caryophyllene	N/A	Fenchol	N/A
Geraniol	N/A	α Phellandrene	N/A
α Humulene	N/A	Caryophyllene Oxide	N/A
Terpinolene	N/A	Terpineol	N/A
Valencene	N/A	β Pinene	N/A
Menthol	N/A	R-(+)-Pulegone	N/A
Nerolidol	N/A	Geranyl Acetate	N/A
Camphene	N/A	Citronellol	N/A
Eucalyptol	N/A	p-Cymene	N/A
α Cedrene	N/A	Ocimene	N/A
Camphor	N/A	Guaiol	N/A
(-)-Isopulegol	N/A	Phytol	N/A
Sabinene	N/A	Isoborneol	N/A
γ Terpinene	N/A		

Total Terpene Concentration: N/A

Residual Solvent Test Results

Residual Solvent analysis utilizing Gas Chromatography - Flame Ionization Detection (GC - FID)

Propane	N/A	Ethanol	N/A
Methanol	N/A	Isopropanol	N/A
Isobutane	N/A	Mercaptan	N/A
2,2-Dimethylbutane	N/A	2-Methylpentane	N/A
3-Methylpentane	N/A	Cyclohexane + Benzene	N/A
Isopentane	N/A	Neopentane	N/A
n Butane	N/A	n Heptane	N/A
n Hexane	N/A	n Pentane	N/A

Sample Certification

Scan to verify at sclabs.com

Josh Wurzer, President

SC Laboratories - 100 Pioneer Street, Santa Cruz, CA 95060